Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of SiRF Technology Holdings, Inc., on Form 10-Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Diosdado P. Banatao, Interim President and Chief Executive Officer, and I, Geoffrey Ribar, Senior Vice President Finance and Chief Financial Officer, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of SiRF Technology Holdings, Inc.

Date:	May 8, 2008	/s/ DIOSDADO P. BANATAO
Diosdado P. Banatao
Interim President and Chief Executive Officer

Date:	May 8, 2008	/s/ GEOFFREY RIBAR
Geoffrey Ribar
Senior Vice President Finance and Chief Financial Officer